EXHIBIT 99.2
                                                                    ------------

                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002


Exhibit 2.  Severance Agreement dated January 18, 2002
------------------------------------------------------

                               SEVERANCE AGREEMENT

           THIS SEVERANCE AGREEMENT (the "Agreement") is entered into as of the 18th day of January, 2002, between 1-800-ATTORNEY, Inc., a Florida corporation ("the Company") and Peter S. Balise (the "Executive").

           WHEREAS, Executive has entered into an Employment Agreement as of September 25, 2001 (the "Employment Agreement") and whereas the Company and the Executive wish to terminate the Employment Agreement and provide for the payment of certain benefits to the Executive; and

           WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial relationships with vendors, and Customers, as defined, actual and prospective; and

           WHEREAS, the Company desires to preserve and protect its legitimate business interests;

                     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

           1. TERMINATION OF EMPLOYMENT AGREEMENT. Upon execution of this Agreement, the Employment Agreement shall be terminated and null and void and neither party to this Agreement shall have any obligation to the other under the Employment Agreement.

           2. SEVERANCE COMPENSATION.

                     (a) The Company shall pay the Executive $50,000 as severance compensation and not as salary for services to be rendered, payable upon execution of this Agreement. Additionally, the Company shall pay the Executive the salary to which he would have been entitled to under his Employment Agreement through January 31, 2002, payable in full on execution of this Agreement. As to any amounts to be paid to Executive pursuant to this
Section 2.(a), the Executive, at his option, shall (if lawful) be entitled to participate in the Company's 401K retirement program as to such amounts.

                     (b) The Company shall transfer title to the 2000 Chevrolet Tahoe truck to the Executive upon execution of this Agreement in the name of "Peter S. Balise or Sandra K. Balise." The Executive shall pay to the Company $20,900, the fair market value for the Tahoe truck. Such payment shall be made in the form of 25,613 shares of Company restricted stock owned by the Executive (the "Tahoe Shares"), which number of Tahoe Shares was determined by dividing $20,900 by $.816 (the average closing price of the Company's stock during the five (5) trading day period ending January 16, 2002). Upon execution of this Agreement, the Executive shall deliver the Tahoe Shares to the Company and the Company shall deliver title to the Tahoe truck to the Executive.

                     (c) The Executive may keep the following personal property which was used by him for the performance of his duties as an employee of the
Company: three computer systems (home, office and portable) , monitors, printers, a fax machine, paper shredder, palm pilot and a cell phone. During the
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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

two (2) day period immediately following the execution of this Agreement, the Executive will remove the above-described personal property from the premises of the Company and shall also remove from such premises personal property that was lent to the Company by the Executive at no charge. These items include an office refrigerator, personal office belongings and dolly. The Executive gifts to the Company certain furniture owned by the Executive and used by the Company at no charge, including desks, a microwave, credenzas, filing cabinets and lawn tools. Upon execution of this Agreement, the Executive will return the Company American Express card. Upon removal of Executive's personal property from the premises of the Company, but in no event later than two (2) days from the date of this Agreement, the Executive will return all Company keys in his possession. It is determined that this exchange of property is an equal exchange and Company shall not consider this imputed income nor issue a 1099 for the property transferred to Executive.

                     (d) In addition to other amounts due under this Agreement, the Company agrees to pay Executive, upon execution of this Agreement, an additional $150,000 in exchange for 216,138 shares of common stock of the Company owned by Executive (the "Repurchased Shares"), which number of Repurchased Shares was determined by dividing $150,000 by $.694 (the average closing price of the Company's shares during the five (5) trading day period ending January 16, 2002 ($.816), multiplied by .85). Of the Repurchased Shares to be delivered hereunder, 151,386 shares shall be delivered upon execution of this Agreement and 64,752 shares will be delivered as soon after execution of this Agreement as may be practicable. Immediately following execution of this Agreement, that number of Repurchased Shares not delivered by Executive shall be requested to be promptly delivered from Executive's brokerage account to the Company, with the Executive agreeing to execute whatever additional documentation the Company deems necessary to effectuate and complete the transfer of those shares to the Company. The Company understands that the Repurchased Shares constitute restricted securities subject to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

           3. STOCK OPTIONS. The Executive agrees to forfeit the incentive stock options granted on December 30, 1997 and July 2, 1999 for 50,000 and 150,000 options, respectively, totaling 200,000 incentive stock options.

           4. VOTING PROXY. The Executive acknowledges that, promptly upon execution of this Agreement, he will give Mr. Matt Butler a proxy for the right to vote shares of common stock of the Company which the Executive may own, from time to time, or to exercise rights to consent in lieu of a meeting of shareholders for a period commencing on the date of this Agreement and terminating on December 31, 2004, which right relates to all matters except for any proposal to dissolve or liquidate the Company. Such proxy is not intended to and will not limit Executive's right to sell, transfer or otherwise dispose of shares of stock to which Mr. Butler holds proxy rights. Prior to execution of the proxy, the board of directors of the Company has approved the transaction through which the proxy was issued and, accordingly, Section 607.0902, Florida Statutes, does not apply.

           5. RESIGNATION. By executing this Agreement, the Executive resigns as an officer of the Company. The Executive shall resign as a director of the Company on the earlier of the Company's appointment of a new director, or on or before March 31, 2002.

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

           6. COOPERATION. The Executive shall cooperate with the Company in providing for an orderly transition which cooperation shall include giving such assistance as may be reasonably requested by the Company. The Company's CEO and Executive agree to use their best efforts to formulate a transition plan promptly following execution of this Agreement. Such cooperation shall extend to additional matters as reasonably requested by the CEO of the Company from time to time and agreed to by the Executive. In exchange for this cooperation, the Company shall not only provide the Executive with the compensation provided under this Agreement but also agrees not to disparage the Executive or otherwise criticize him, publicly or privately. Likewise, the Executive shall not disparage or otherwise criticize the Company or any of its officers or directors. The Executive has approved the press release that will be issued as a result of this Agreement which is attached as Exhibit A.

           7. RESTRICTIONS ON SALE OF COMMON STOCK. For a period of six months from the date of this Agreement, the Executive agrees not to sell any of his common stock of the Company on the public markets for less than $1.50 per share. Thereafter, the Executive shall restrict his public sales of common stock only as limited by the Act, including Rule 144 promulgated thereunder. In connection with any public or private sales by the Executive, the Company's counsel shall (within a reasonable time) issue legal opinions (or accept opinions presented by Executive's counsel), that any such sale is in compliance with applicable law, upon which the Company may rely.

           Additionally, the Executive agrees to provide the Company with a right of first refusal to acquire Executive's shares in any private sale as provided below. If the Executive desires to sell all or a portion of his common stock of the Company (the "Offered Shares") in a private transaction rather than through or to a broker-dealer, then the Executive shall give the Company notice of the number of shares offered (the "Offer"). The Company may purchase all or a portion of the shares contained in the Offer by giving notice to the Executive within five business days after receipt of an Offer. The price shall be the average closing price for the five trading days ending with the date the notice is given net of a fifteen percent (15%) discount. The Company, if it accepts the Offer, shall tender payment by check versus delivery of certificates endorsed to the Company with a medallion guarantee within five business days from acceptance of the Offer. If the Company does not exercise its right to purchase the Offered Shares within five business days, then the Offered Shares may be sold to any third party at any price.

           8. NON-COMPETITION AGREEMENT.

                     (a) Non-Competition with the Company. Until December 31, 2004, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, shall not compete with the Company or any of its Affiliates in any line of business which is directly competitive with the business line of the Company or any of its Affiliates in existence or planned as of the date of this Agreement, within any metropolitan area in the United States. The Company's current line of business (the "Prohibited Business") is defined as the Company's bar, legal or medical print directory programs, current attorney referral service business (1-800-ATTORNEY) or the sale of specialty listings for attorneys and/or service providers to the legal profession where such listings are contained in print directories referred to above or on the Internet; provided, however, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an executive, director, officer, consultant to

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

such enterprise or otherwise reimbursed for services rendered to such enterprise. Affiliate shall have the meaning contained in Rule 405 under the Securities Act of 1933.

                     (b) SOLICITATION OF CUSTOMERS. During the periods in which the provisions of Section 8(a) shall be in effect, the Executive, directly or indirectly, shall not refer Prohibited Business from any Customer to any enterprise or business other than the Company to any enterprise or business that is in direct competition with the Company's bar, legal or medical print directory programs, or attorney listings on the Internet or in print, or attorney referral service business or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer that is in direct competition with the Company's bar or medical print directory programs or attorney referral service business, or any enterprise or business other than the Company. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its Affiliates sold or provided goods or services during the twelve-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which was approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

                     (c) SOLICITATION OF EMPLOYEES. During the periods in which the provisions of Section 8(a) shall be in effect, the Executive, directly or indirectly including through any Affiliated Entity shall not solicit, hire or contact any employee of the Company for the purpose of hiring them or causing them to terminate their employment relationship with the Company. However, if the Company terminates an employee, or if an employee leaves the Company for a period of six months not in relation to any solicitation by the Executive, the Executive may hire such employee.

                     (d) NO PAYMENT. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 8.

           9. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                     (a) CONFIDENTIAL INFORMATION. Confidential Information includes, but is not limited to, trade secrets as defined by the common law and statute in Florida or any future Florida statute, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's executives, former executives, clients and former clients. In addition, Confidential Information also includes Customers and the identity of and telephone numbers, e-mail addresses and other addresses of executives or agents of Customers (each a "Contact Person") who are the persons with whom the Company's executives and agents communicate in the ordinary course of business. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and Affiliates. For purposes of this Agreement, the following shall not

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any Affiliates of the Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company. As used herein, the term "Services" shall include the Company's bar, legal and medical directory business and its attorney referral service business or other business engaged in by the Company during the term of this Agreement.

                     (b) LEGITIMATE BUSINESS INTERESTS. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to: (i) trade secrets as defined by the Florida Uniform Trade Secrets Act; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

                     (c) CONFIDENTIALITY. Until December 31, 2004, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Executive's employment by the Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its Affiliates is a special, valuable and unique asset. The Executive shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. All records, files, materials and other Confidential Information obtained by the Executive in the course of his prior employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be, and shall be treated as such by the Executive, except that Executive may keep some copies of directories published by the Company over the years and advertising sales/media kits for "show and tell" type items to be used as examples of his work product in the course of seeking employment. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated, or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an executive officer of the Company.

           10. INDEBTEDNESS. The Executive acknowledges that except for the Company's obligations under this Agreement and the obligations under a Consulting Agreement of even date herewith, the Company does not owe the Executive any money or property.

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

           11. SEVERABILITY.

                     (a) If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

                     (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

           12. NOTICES AND ADDRESSES. All notices and any other acts required or permitted under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

      To the Company:            1-800-ATTORNEY, Inc.
                                 186 Attorneys.com Court
                                 Lake Helen, Florida 32744
                                 Facsimile No.:  (386) 228-0276

      With a Copy to:            Louis T. M. Conti, Esq.
                                 Holland & Knight LLP
                                 200 South Orange Avenue, Suite 2600
                                 Orlando, Florida  32801
                                 Facsimile No.:  (407) 244-5288

      To the Executive:          Mr. Peter S. Balise
                                 6939 Sylvan Woods Drive
                                 Sanford, Florida 32771

      With a Copy to:            Thomas A. Simser, Jr., Esq.
                                 Winderweedle, Haines, Ward & Woodman, P.A.
                                 P.O. Box 880
                                 Winter Park, Florida  32790
                                 Facsimile No.:  (407) 645-3728

or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing, except as otherwise provided.

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

           13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

           14. ATTORNEY'S FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

           15. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to conflict of law considerations.

           16. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

           17. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

           18. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           19. ARBITRATION. Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Orange County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement by the other party for all costs of arbitration incurred by such prevailing party.

           20. DISCLOSURE OF LIABILITIES. Except as disclosed on Schedule 21 and for liabilities arising in the ordinary course of business, to the knowledge of the Executive, the Company has no contingent liabilities in existence as of the date hereof in an amount of $5,000 or more, except for: (i) liabilities reflected on the Company's balance sheet at September 30, 2001, or the Company's balance sheet at December 31, 2001 or otherwise known or disclosed to the Company as of the date hereof; and (ii) any contingent liabilities known, as of the date hereof, to other members of the Company's Board of

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

Directors, the Company's Chief Operating Officer, or Company's Chief Financial Officer (individually referred to as an "Unknown Contingent Liability"). Moreover, the Executive specifically represents and warrants to the Company that the Company has no liability to Legal Research Center, Inc. of Minneapolis, MN in excess of $7,500. The Executive has made these same representations in that certain Consulting and Confidentiality Agreement of even date herewith between the parties hereto (the "Consulting Agreement") and has granted the Company certain rights of offset against payments due under the Consulting Agreement in the event of any misrepresentations made as to contingent liabilities of the Company or the amount owed by the Company to Legal Research Center.

           21. EXECUTIVE'S ATTORNEYS FEES. The Company agrees to reimburse Executive for up to $13,000 of the legal fees incurred by Executive in connection with the negotiation of Executive's severance arrangement with the Company. The Company has delivered to Executive a check for $10,000 for this purpose of reimbursing Executive for such fees and agrees to issue an additional check for $3,000 on or before execution of this Agreement. In the event the dollar amount of legal fees incurred by Executive is less than $13,000, Executive agrees to return the unused portion of the $13,000. In the event the dollar amount of legal fees incurred by Executive is more than $13,000, the Executive will be responsible for that amount in excess of $13,000.

           22. BREACH OF PAYMENT BY THE COMPANY. In the event the Company fails to pay the Executive any and all monies required to be paid by Sections 2.(a) and 2.(d) when due, this Agreement shall be deemed to be in default, with no further notice required by the Executive to the Company, and the Executive shall be entitled to a 12% late fee on all payments past due and all reasonable collection costs incurred by Executive, including but not limited to legal fees and costs.

           23. PROPER AUTHORITY; DUE EXECUTION. The Company represents and warrants to the Executive that this Agreement has been approved by the Company's Board of Directors and that the officer of the Company signing on behalf of the Company has been fully authorized to do so on the Company's behalf.

           24. EXECUTION OF AGREEMENT. In addition to executing this Agreement below, the parties hereto shall both initial each page of this Agreement and the attached press release and, in the event either party makes any marked up changes hereto or thereto, both parties shall initial each such change.

           IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                                     1-800-ATTORNEY, Inc.


/s/ Matt Butler (as witness)         By: /s/ James M. Koller
-----------------------------        ------------------------------------------
                                             James M. Koller, CFO & Treasurer


                                         /s/ Peter S. Balise
-----------------------------        ------------------------------------------
                                             PETER S. BALISE

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

                                    EXHIBIT A


[LOGO]                             1-800-ATTORNEY, Inc.
--------------------               186 Attorneys.com Court, Lake Helen, FL 32744
1-800-ATTORNEY, INC.               Tel: 800-644-3458      Fax: 386-228-0276
--------------------               Company contact:  Matt Butler
                                                     Chairman and CEO
                                                     941-253-8909

--------------------------------------------------------------------------------

                    1-800-ATTORNEY CEO, PETER BALISE RESIGNS;
                DIRECTOR, MATT BUTLER TO LEAD COMPANY AS NEW CEO


           LAKE HELEN, FLA.-- January 16, 2002-- 1-800-ATTORNEY, Inc. (Nasdaq:
ATTY) today announced the resignation of Peter Balise as chairman, president and CEO to pursue other opportunities. Board member, Matt Butler, has been elected chairman, president and CEO to fill the vacancy left by Mr. Balise's resignation.

           Mr. Balise, the Company's founder, was instrumental in expanding the Company's original business from legal publishing to becoming a leading attorney marketing network under the 1-800-ATTORNEY brand. As the Company enters a new phase in its efforts to continue to develop and build all of its service and product lines, Mr. Balise and the Company feel that new leadership and vision in the Company's day to day operations will enhance its business prospects and expand its business contacts.

           Mr. Butler, 43, will assume his responsibilities immediately. He joined the Company's board of directors in January 2000. Previously, Mr. Butler served on the Board from June 1996 until August 1998. He is currently a private investor. From November 1992 through November 1999, Mr. Butler was Chairman and Chief Executive Officer of Butler Holdings, Inc., the parent company of Hunt Transportation, Inc., Omaha, Nebraska, which is engaged in the transportation of agricultural and construction machinery and equipment throughout the United States.

           Mr. Butler sold Hunt to Crete Carrier Corporation of Lincoln Nebraska in 1999. He is a graduate of the University of Kansas where he majored in Advertising, and is a 1996 graduate of the Owner-President Manager Program ("O.P.M.") at Harvard Business School. He is a former member of the Young Presidents Organization ("Y.P.O.").

           1-800-ATTORNEY, Inc. is executing a strategy of becoming the nation's leading attorney marketing network and its wholly owned subsidiary, PCNA Communications Corporation, is a leading provider of print directories within the legal industry.

                                      # # #

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                              1-800-ATTORNEY, INC.
                          FORM 8-K - JANUARY 18, 2002

                                   Schedule 21


1.    American Express bills, including:

           o          Auto repair / service
           o          Gas
           o          Restaurants
           o          Lodging
           o          Auto rental

2.    Photobooks - Internet / web work























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